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                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Propectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated September 19, 1997, in this Registration Statement (Form N-2 No. 33-69260) of Managed High Yield Fund Inc.


                                           ERNST & YOUNG LLP


New York, New York
September 29, 1997